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                                                                Exhibit 21

                                                         AS OF DECEMBER 31, 2002


                      QUEST DIAGNOSTICS INCORPORATED (DE)


                        SUBSIDIARIES AND JOINT VENTURES

100%     Quest Diagnostics Holdings Incorporated  (f/k/a SBCL, Inc.) (DE)
         100%     Quest Diagnostics Clinical Laboratories, Inc.
                  (f/k/a SmithKline Beecham Clinical
                  Laboratories, Inc.) (DE)
                  (33-l/3%) Compunet Clinical Laboratories (OH)
                  (44%) Mid America Clinical Laboratories (IN)
                  (51%) Diagnostic Laboratory of Oklahoma LLC (OK)

100%     Quest Diagnostics Incorporated  (CA)

100%     Quest Diagnostics Incorporated  (MD)
         100%     Diagnostic Reference Services Inc. (MD)
                  50%      Pathology Building Partnership (MD) (gen. ptnrshp.)

100%     Quest Diagnostics Incorporated  (MI)

100%     Quest Diagnostics Investments Incorporated  (DE)
         100%     Quest Diagnostics Finance Incorporated (DE)

100%     Quest Diagnostics LLC (IL)
100%     Quest Diagnostics LLC (MA)
100%     Quest Diagnostics LLC (CT)

100%     Quest Diagnostics Newco Incorporated (DE)

100%     Quest Diagnostics of Pennsylvania Inc. (DE)
         51%      Quest Diagnostics Venture LLC (PA)
         53.5%    Associated Clinical Laboratories (PA) (gen. ptnrshp.)
         50%      Surgical Eye Enterprise L.P. (PA) (ltd. ptnrshp.)
                       50%  Surgical Eye Institute L.P. (PA) (ltd. ptnrshp.)

100%     Quest Diagnostics of Puerto Rico, Inc.

100%     Quest Diagnostics Receivables Inc. (DE)

100 %    Quest Diagnostics Ventures LLC (DE)

100%     DPD Holdings, Inc. (DE)
         100%     MetWest Inc. (DE)
                  49%      Sonora Quest Laboratories LLC (AZ)



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100%     American Medical Laboratories, Incorporated (DE)
         100%     AML Inc. (DE)
                  100% Medical Laboratories Corporation (d/b/a American Medical Laboratories, Inc.) (VA)
                  100%     Quest Diagnostics Incorporated (NV)
                           100%    APL Properties Limited Liability Company (NV)

100%     LabPortal, Inc. (DE)

100%     Lifepoint Medical Corporation (DE)
         100% C&S Clinical Laboratory, Inc. (NJ) (dba Clinical Diagnostic Services)

100%     MedPlus, Inc. (OH)
         100%     Worktiviti, Inc. (fka Universal Document Management
                  Systems, Inc.) (OH)
         100%     Valcor Associates Inc. (PA)

100%     Nichols Institute Diagnostics (CA)
         100%     Nichols Institute Sales Corporation (U.S.V.I.)

100%     Nichols Institute Diagnostics Limited (UK)

100%     Nichols Institute Diagnostics Trading AG (Switzerland)

100%     Nichols Institute Diagnostika GmbH (Germany)
         100%     Nichols Institute Diagnostika GmbH  (Austria)

100%     Nichols Institute International Holding B.V. (Netherlands)
         100%     Nichols Institute Diagnostics B.V. (Netherlands)
         100%     Nichols Institute Diagnostics SARL (France)

100%     Nomad-Massachusetts, Inc. (MA)
         100%     Quest Diagnostics, S.A. de C.V. (Mexico)
         100%     Analisis, S.A. (Mexico)
         100%     Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)
         100%     Servicios de Laboratorio, S.A. de C.V. (Mexico)
         100%     Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)
         100%     Laboratorio de Analisis Biomedicos, S.A. (Mexico)

100%     Quest Diagnostics do Brasil Ltda. S.C. (Brazil)

100%     Quest Diagnostics Limited (UK)
         100%     The Pathology Partnership plc (UK)





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